UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report – December 7, 2012
(Date of earliest event reported)
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INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

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Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170/175 Lakeview Drive
Airside Business Park
Swords, Co. Dublin
Ireland
(Address of principal executive offices, including zip code)

(353)(0)18707400
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On December 7, 2012, the Board of Directors (the “Board”) of Ingersoll-Rand plc (the “Company”) elected John P. Surma to serve as an independent director on the Company's Board, effective January 1, 2013. The Board also appointed Mr. Surma to serve as a member of the Board's Audit Committee and Finance Committee.
Mr. Surma will participate in the non-management director compensation program described on pages 18 through 20 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2012.
(e)    On December 10, 2012, the Company announced its plan to spin-off its commercial and residential security businesses (the “Transaction”). In connection with the planned Transaction, the Compensation Committee (the “Committee”) of the Board of the Company adopted a severance plan (the “Severance Plan”), approved changes to new equity award agreements and amended outstanding equity awards granted under the Incentive Stock Plans of 1998 and 2007 (collectively, the “ISP”). These actions were designed to retain executive leadership critical to the execution of the planned Transaction and ensure their continued focus on running the business during the transition period following announcement of the Transaction by clarifying how certain current compensation and benefit programs would be managed in the event of job loss related to the Transaction.
Benefits or payments made pursuant to the Severance Plan or the outstanding equity awards under the ISP would occur in the event of an involuntary loss of job without Cause (as defined below) or a Good Reason (as defined below) termination that occurs between December 10, 2012 and the first anniversary of the completion of a Major Restructuring (as defined below). Terminations that are substantially unrelated to a Major Restructuring are not eligible for these benefits or payments.
The Severance Plan provides participants, including our executive officers, with a cash severance payment following a Double Trigger (as defined below) ranging from three-quarters to two and one-half times (a) current base salary, and (b) current target Annual Incentive Matrix (“AIM”) award. In addition, the participants will receive a pro-rated portion of their target AIM award, based on actual Company and individual performance during the fiscal year in which termination of employment occurred.
The Severance Plan also provides those participants in the Elected Officer Supplemental Plan (“EOSP”) or Key Management Plan (“KMP”) (EOSP and KMP together, the “Pension Plans”) who are not vested in such Pension Plans with a cash payment equal to the amount of the benefit to which they would have been entitled if they were vested following a Double Trigger. The calculation of the amount payable under the Pension Plans would be based on age and years of service at the time of termination of employment with no additional age and service credited unless required under an existing employment agreement. Early retirement reduction factors as described in the applicable Pension Plan would apply to the calculation of payments made to any participant prior to his or her age 62 or 65, as applicable, and the calculation and timing of these payments would be made in accordance with the terms of the Pension Plans as described in the Pension Benefits section of the Company's definitive proxy statement as filed with the Securities Exchange Commission on April 23, 2012 (the “Proxy Statement”).
Following a Double Trigger, the outstanding equity awards granted under the ISP provide all equity plan participants with (i) immediate vesting of unvested stock options and the ability to exercise all vested stock options at any time within the following three-year period or the remaining term of the stock option, if shorter, (ii) immediate vesting of restricted stock units, except that retirement eligible participants would continue their existing vesting schedule, (iii) prorated payout of outstanding performance share awards based on actual performance at the end of performance period following termination of employment, and (iv) the ability to exercise all vested stock appreciation rights at any time within the following three-year period or the remaining term of the stock appreciation right, if shorter. The value of unvested stock options and restricted stock units would be the same as under a Change in Control in the Post-Employment Benefits Table of the Proxy Statement and the value of performance share awards would be the same as shown under Involuntary Without Cause in the Post-Employment Benefits Table of the Proxy Statement.
“Good Reason” is defined as: (i) a substantial diminution in the Employee's job responsibilities or a material adverse change in the Employee's title or status; provided, that performing the same job for a smaller organization following a Major Restructuring shall not constitute Good Reason hereunder; (ii) a reduction of the Employee's base salary or target bonus (provided however, a reduction of the Employee's base salary or target bonus shall not constitute Good Reason if there is a corresponding broad based reduction in base salary for employees of the company) or the failure to pay Employee's salary or bonus when due, or the failure to maintain on behalf of the Employee (and his or her dependents) benefits which are at least comparable in the aggregate to those prior to the transaction or (iii) the relocation of the principal place of the Employee's employment by more than 35 miles from the Employee's principal place of employment immediately prior the transaction; provided, that any of the events described in clauses (i) - (iii) above shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from the Employee of written notice of the event which constitutes Good Reason; and provided further, that such Employee shall cease to have a right to terminate due to Good Reason on the 90th day following the later of the occurrence of the event or the Employee's knowledge thereof, unless the Employee has given the Company notice thereof prior to such date.
“Cause” is defined as (i) any action by the Employee involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company; (ii) substantial failure or refusal by the Employee to perform his or her employment duties, which failure or refusal continues for a period of 10 days following delivery of written notice of such failure or refusal to the Employee by the Company; (iii) the Employee being convicted of a felony under the laws of the United States or any state or district or any foreign jurisdiction; or (iv) or any material violation of the Company's code of conduct, as in effect from time to time.
“Major Restructuring” is defined as a reorganization, recapitalization, extraordinary stock dividend, merger, sale, spin-off or other similar transaction or series of transactions, which individually or in the aggregate, has the effect of resulting in the elimination of all, or the majority of, any one or more of the Company's four business sectors (i.e., Climate Solutions, Residential Solutions, Industrial Technologies and Security Technologies), so long as such transaction or transactions do not constitute a Change in Control (as defined in the applicable plan).
“Double Trigger” means an involuntary loss of job without Cause or a Good Reason termination that occurs between December 10, 2012 and the first anniversary of the completion of a Major Restructuring unless the termination can be shown to be substantially unrelated to the Major Restructuring.
Benefits resulting from these changes will generally be less than those that would be provided under the existing Change-in-Control Agreements. In addition, no gross-ups will be provided to offset the tax impact of any of the benefits or payments provided as a result of these changes.
Item 8.01 Other Events.
Ingersoll-Rand plc (IR-Ireland), an Irish public limited company, and its consolidated subsidiaries (collectively, the Company) is filing the attached financial information in connection with anticipated filings with the Securities and Exchange Commission (the “SEC”) of Registration Statements on Form S–8.
The Company revised the presentation of its guarantor financial information, including the Condensed Consolidating Statements of Comprehensive Income, the Condensed Consolidating Statement of Cash Flows, and the Condensed Consolidating Balance Sheet for the periods presented (including the comparable periods of the prior year) in our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the SEC on October 25, 2012.
In connection with the anticipated filings of the Registration Statements on Form S-8, the Company is filing the attached financial statements to revise the guarantor financial information included in its previously issued annual financial statements for each of the three fiscal years included in our Annual Report on Form 10–K for the year ended December 31, 2011 (the "2011 Form 10-K"), as well as the periods included in our Quarterly Reports on Form 10–Q, for the periods ended March 31, 2012 and June 30, 2012. The nature of the revisions made to the guarantor financial information included herein is consistent with the nature of the revisions included in our Quarterly Report on Form 10-Q for the period ended September 30, 2012. Accordingly, the Company is revising and including in this Form 8-K as Exhibit 99.1 the guarantor financial information in Part IV, Item 15. Exhibits and Financial Statement Schedules of its 2011 Form 10-K; and as Exhibit 99.2 the guarantor financial information in Part I, Item 1. Financial Statements of its Quarterly Reports on Form 10–Q for the periods ended March 31, 2012 and June 30, 2012.
Except as described herein, this Item 8.01 does not modify or update the disclosures in the Company’s 2011 Form 10–K. This Item 8.01 and Exhibits 99.1 and 99.2 hereto should be read in conjunction with the 2011 Form 10–K and the Company’s filings made with the SEC subsequent to the filing of the 2011 Form 10–K, including the Quarterly Reports on Form 10–Q for the periods ended March 31, 2012 and June 30, 2012 filed with the SEC on April 26, 2012 and July 26, 2012, respectively.
Item 9.01—Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description	Method of Filing

99.1	Part IV, Item 15. Exhibits and Financial Statement Schedules	Filed herewith.

99.2	Part I, Item 1. Financial Statements	Filed herewith.

The following financial information from the Current Report on Form 8-K, updating the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Quarterly Reports on Form 10–Q for the periods ended March 31, 2012 and June 30, 2012 formattted in XBRL (Extensible Business Reporting Language) and furnished electronically herewith: (i) the Notes to the Consolidated Financial Statements.
Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC (Registrant)

Date:	December 11, 2012	/S/ STEVEN R. SHAWLEY
Steven R. Shawley, Senior Vice President and Chief Financial Officer